Exhibit 99.1
Upstart Announces First Quarter 2024 Results

SAN MATEO, Calif. – May 7, 2024 – Upstart Holdings, Inc. (NASDAQ: UPST), the leading artificial intelligence (AI) lending marketplace, today announced financial results for its first quarter of fiscal year 2024 ended March 31, 2024. Upstart will host a conference call and webcast at 1:30 p.m. Pacific Time today. An earnings presentation and link to the webcast are available at ir.upstart.com.

“We continue to focus on improving our efficiency and financial performance while investing responsibly for the long-term,” said Dave Girouard, CEO, Upstart. “As a result, we anticipate a return to sequential growth in the second half of the year and positive EBITDA by the end of the year, even in the current credit environment.”

First Quarter 2024 Financial Highlights
•Revenue. Total revenue was $128 million, an increase of 24% from the first quarter of 2023, but down 9% sequentially. Total fee revenue was $138 million, an increase of 18% year-over-year.

•Transaction Volume and Conversion Rate. 119,380 loans were originated, totaling $1.1 billion across our platform in the first quarter of 2024, up 13% from the same quarter of the prior year. Conversion on rate requests was 14% in the first quarter of 2024, up from 8% in the same quarter of the prior year.

•Income (Loss) from Operations. Income (loss) from operations was $(67.5) million, up from $(131.8) million in the same quarter of the prior year.

•Net Income (Loss) and EPS. GAAP net income (loss) was $(64.6) million, up from $(129.3) million in the first quarter of the prior year. Adjusted net income (loss) was $(27.2) million, up from $(38.7) million in the same quarter of the prior year. Accordingly, GAAP diluted earnings per share was $(0.74), and diluted adjusted earnings per share was $(0.31) based on the weighted-average common shares outstanding during the quarter.

•Contribution Profit. Contribution profit was $81.1 million in the first quarter of 2024, up 20% year-over-year, with a contribution margin of 59% compared to a 58% contribution margin in the same quarter of the prior year.

•Adjusted EBITDA. Adjusted EBITDA was $(20.3) million, up from $(31.1) million in the same quarter of the prior year. The first quarter 2024 adjusted EBITDA margin was (16)% of total revenue, up from (30)% in the same quarter of the prior year.

Financial Outlook
For the second quarter of 2024, Upstart expects:
•Revenue of approximately $125 million
◦Revenue From Fees of approximately $135 million
◦Net Interest Income (Loss) of approximately $(10) million
•Contribution Margin of approximately 56%
•Net Income (Loss) of approximately $(75) million
•Adjusted Net Income (Loss) of approximately $(36) million
•Adjusted EBITDA of approximately $(25) million
•Basic Weighted-Average Share Count of approximately 88.4 million shares
•Diluted Weighted-Average Share Count of approximately 88.4 million shares
For the second half of 2024, Upstart expects:
•Revenue from fees of approximately $300 million, and
•Positive EBITDA in the fourth quarter
Upstart has not reconciled the forward-looking non-GAAP measures above to comparable forward-looking GAAP measures because of the potential variability and uncertainty of incurring these costs and expenses in the future. Accordingly, a reconciliation is not available without unreasonable effort.

Key Operating Metrics and Non-GAAP Financial Measures
For a description of our key operating measures, please see the section titled “Key Operating Metrics” below.

Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section titled "About Non-GAAP Financial Measures” below.

Conference Call and Webcast
•Live Conference Call and Webcast at 1:30 p.m. PT on May 7, 2024. To access the call in the United States and Canada: +1 888-256-1007, conference code 8968516. To access the call outside of the United States and Canada: +1 313-209-4906, conference code 8968516. A webcast is available at ir.upstart.com.
•Event Replay. A webcast of the event will be archived for one year at ir.upstart.com.

About Upstart
Upstart (NASDAQ: UPST) is the leading AI lending marketplace, connecting millions of consumers to 100+ banks and credit unions that leverage Upstart’s AI models and cloud applications to deliver superior credit products. With Upstart AI, lenders can approve more borrowers at lower rates across races, ages, and genders, while delivering the exceptional digital-first experience customers demand. More than 80% of borrowers are approved instantly, with zero documentation to upload. Founded in 2012, Upstart’s platform includes personal loans, automotive retail and refinance loans, and small-dollar “relief” loans. Upstart is based in San Mateo, California, and Columbus, Ohio.

Press
press@upstart.com

Investors
Jason Schmidt
Vice President, Investor Relations
ir@upstart.com

Forward-Looking Statements
This press release contains forward-looking statements, including but not limited to, statements regarding our outlook for the second quarter of 2024 and the second half of 2024, and return to sequential growth in the second half of 2024 and positive EBITDA by the end of 2024. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate", "estimate", "expect", "project", "plan", "intend", “target”, “aim”, "believe", "may", "will", "should", “becoming”, “look forward”, “could”, "can have", "likely" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Forward-looking statements give our current expectations and projections relating to our financial condition; macroeconomic factors; plans; objectives; product development; growth opportunities; assumptions; risks; future performance; business; investments; and results of operations, including revenue (including revenue from fees and net interest income (loss)), contribution margin, net income (loss), non-GAAP adjusted net income (loss), adjusted EBITDA, adjusted EBITDA margin, basic weighted-average share count and diluted weighted-average share count. Neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. The forward-looking statements included in this press release and on the related teleconference call relate only to events as of the date hereof. Upstart undertakes no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected. More information about factors that could affect our results of operations and risks and uncertainties are provided in our public filings with the Securities and Exchange Commission, copies of which may be obtained by visiting our investor relations website at www.upstart.com or the SEC’s website at www.sec.gov. These risks and uncertainties include, but are not limited to, our ability to manage the adverse effects of macroeconomic conditions and disruptions in the banking sector and credit markets, including inflation and related monetary policy changes, such as increasing interest rates; our ability to access sufficient loan funding, including through securitizations, committed capital arrangements, whole loan sales, and warehouse credit facilities; the effectiveness of our credit decisioning models and risk management efforts, including reflecting the impact of economic conditions on borrowers' credit risk; our ability to retain existing, and attract new, lending partners; our future growth prospects and financial performance; our ability to manage risks associated with the loans on our balance sheet; our ability to improve and expand our platform and products; and our ability to operate successfully in a highly-regulated industry.

Key Operating Metrics
We review a number of operating metrics, including transaction volume, dollars; transaction volume, number of loans; and conversion rate to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans and make strategic decisions.
We define “transaction volume, dollars” as the total principal of loan originations (or committed amounts for HELOCs) facilitated on our marketplace during the periods presented. We define “transaction volume, number of loans” as the number of loan originations (or commitments issued for HELOCs) facilitated on our marketplace during the periods presented. We believe these metrics are good proxies for our overall scale and reach as a platform.
We define “conversion rate” as the number of loans transacted in a period divided by the number of rate inquiries received that we estimate to be legitimate, which we record when a borrower requests a loan offer on our platform. We track this metric to understand the impact of improvements to the efficiency of our borrower funnel on our overall growth.

About Non-GAAP Financial Measures
In addition to our results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), we believe the non-GAAP measures of contribution profit, contribution margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss), and adjusted net income (loss) per share are useful in evaluating our operating performance. Certain of these non-GAAP measures exclude stock-based compensation and certain payroll tax expense, expense on convertible notes, depreciation, amortization, as well as certain items that are not related to core business and ongoing operations, such as reorganization expenses. We exclude stock-based compensation, expense on convertible notes and other non-operating expenses because they are non-cash in nature and are excluded in order to facilitate comparisons to other companies’ results.

We believe non-GAAP information is useful in evaluating the operating results, ongoing operations, and for internal planning and forecasting purposes. We also believe that non-GAAP financial measures provide consistency and comparability with past financial performance and assist investors with comparing Upstart to other companies, some of which use similar non-GAAP financial measures to supplement their GAAP results. However, non-GAAP financial measures are presented for supplemental informational purposes only and should not be considered a substitute for, or superior to, financial information presented in accordance with GAAP and may be different from similarly titled non-GAAP financial measures used by other companies.

Key limitations of our non-GAAP financial measures include:

•    Contribution Profit is not a GAAP financial measure of, nor does it imply, profitability. Even if our revenue exceeds variable expenses over time, we may not be able to achieve or maintain profitability, and the relationship of revenue to variable expenses is not necessarily indicative of future performance;
•    Contribution Profit does not reflect all of our variable expenses and involves some judgment and discretion around what costs vary directly with loan volume. Other companies that present contribution profit calculate it differently and, therefore, similarly titled measures presented by other companies may not be directly comparable to ours;
•    Although depreciation expense is a non-cash charge, the assets being depreciated may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•    Adjusted EBITDA excludes stock-based compensation expense, certain employer payroll taxes on employee stock transactions, expense on convertible notes, and reorganization expenses as well as certain items that are not related to core business and ongoing operations. Stock-based compensation expense has been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy. The amount of employer payroll tax-related expense on employee stock transactions is dependent on our stock price and other factors that are beyond our control and which may not correlate to the operation of the business;
•    Adjusted EBITDA does not reflect: (1) changes in, or cash requirements for, our working capital needs; (2) interest expense, or the cash requirements necessary to service interest or principal payments on our debt, which reduces cash available to us; or (3) tax payments that may represent a reduction in cash available to us;
•    The expenses and other items that we exclude in our calculation of Adjusted EBITDA may differ from the expenses and other items, if any, that other companies may exclude from Adjusted EBITDA when they report their operating results.

Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included below.

UPSTART HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	December 31,	March 31,
	2023	2024
Assets
Cash	$368,405	$300,529
Restricted cash	99,382	138,622
Loans (at fair value)(1)	1,156,413	1,080,865
Property, equipment, and software, net	42,655	40,555
Operating lease right of use assets	54,694	51,936
Beneficial interest assets (at fair value)	41,012	62,214
Non-marketable equity securities	41,250	41,250
Goodwill	67,062	67,062
Other assets (includes $48,897 and $46,079 at fair value as of December 31, 2023 and March 31, 2024, respectively)	146,227	144,634
Total assets	$2,017,100	$1,927,667
Liabilities and Stockholders’ Equity
Liabilities:
Payable to investors	$53,580	$59,081
Borrowings	1,040,424	1,005,277
Payable to securitization note holders (at fair value)	141,416	129,092
Accrued expenses and other liabilities (includes $10,510 and $14,314 at fair value as of December 31, 2023 and March 31, 2024, respectively)	84,051	62,055
Operating lease liabilities	62,324	59,364
Total liabilities	1,381,795	1,314,869
Stockholders’ equity:
Common stock, $0.0001 par value; 700,000,000 shares authorized; 86,330,303 and 87,805,393, shares issued and outstanding as of December 31, 2023 and March 31, 2024, respectively	9	9
Additional paid-in capital	917,872	959,963
Accumulated deficit	(282,576)	(347,174)
Total stockholders’ equity	635,305	612,798
Total liabilities and stockholders’ equity	$2,017,100	$1,927,667

(1)Includes $179.1 million and $157.3 million of loans, at fair value, contributed as collateral for the consolidated securitization as of December 31, 2023 and March 31, 2024, respectively.

UPSTART HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS and COMPREHENSIVE LOSS
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	Three Months Ended March 31,
	2023	2024
Revenue:
Revenue from fees, net	$117,141	$138,068
Interest income, interest expense, and fair value adjustments, net:
Interest income(1)	45,315	51,171
Interest expense(1)	(7,132)	(10,714)
Fair value and other adjustments(1)	(52,397)	(50,731)
Total interest income, interest expense, and fair value adjustments, net	(14,214)	(10,274)
Total revenue	102,927	127,794
Operating expenses:
Sales and marketing	31,438	35,150
Customer operations	40,590	39,408
Engineering and product development	110,071	63,091
General, administrative, and other	52,663	57,613
Total operating expenses	234,762	195,262
Loss from operations	(131,835)	(67,468)
Other income, net	2,597	2,884
Net loss before income taxes	(129,238)	(64,584)
Provision for income taxes	16	14
Net loss	$(129,254)	$(64,598)

Net loss per share, basic	$(1.58)	$(0.74)
Net loss per share, diluted	$(1.58)	$(0.74)
Weighted-average number of shares outstanding used in computing net loss per share, basic	81,911,433	87,030,695
Weighted-average number of shares outstanding used in computing net loss per share, diluted	81,911,433	87,030,695
(1)Balances for the three months ended March 31, 2024 include $8.6 million of interest income, $(2.8) million of interest expense, and $(10.7) million of fair value and other adjustments, net related to the consolidated securitization.

UPSTART HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)

	Three Months Ended March 31,
	2023	2024
Cash flows from operating activities
Net loss	$(129,254)	$(64,598)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Change in fair value of loans	54,017	54,017
Change in fair value of servicing assets	4,286	4,286
Change in fair value of servicing liabilities	(454)	(454)
Change in fair value of beneficial interest assets	(4,481)	(4,481)
Change in fair value of beneficial interest liabilities	4,973	4,973
Change in fair value of other financial instruments	1,551	1,551
Stock-based compensation	74,109	35,777
Gain on loan servicing rights, net	(3,613)	(2,946)
Depreciation and amortization	6,441	5,632
Non-cash interest expense	766	768
Other	(974)	(2,539)
Net changes in operating assets and liabilities:
Purchases of loans held-for-sale	(510,003)	(796,543)
Proceeds from sale of loans held-for-sale	449,339	772,690
Principal payments received for loans held-for-sale	57,949	52,841
Principal payments received for loans held by consolidated securitization	—	12,338
Payments on beneficial interest liabilities	—	(710)
Other assets	306	(825)
Operating lease liability and right-of-use asset	1,216	(202)
Payable to investors	(49,730)	6,893
Accrued expenses and other liabilities	(31,325)	(25,846)
Net cash provided by (used in) operating activities	(75,727)	52,622

Cash flows from investing activities
Purchases and originations of loans held-for-investment	(46,382)	(46,152)
Principal payments received for loans held-for-investment	24,422	27,242
Principal payments received for notes receivable and repayments of residual certificates	1,566	1,225
Purchases of property and equipment	(1,111)	(684)
Capitalized software costs	(4,347)	(1,065)
Acquisition of beneficial interest assets	—	(16,940)
Payments on beneficial interest assets	—	(1,173)
Net cash used in investing activities	(25,852)	(37,547)

Cash flows from financing activities
Proceeds from borrowings	60,673	74,260
Repayments of borrowings	(46,962)	(110,175)
Principal payments made on securitization notes	—	(13,564)
Proceeds from issuance of common stock under employee stock purchase plan	5,728	4,565
Proceeds from exercise of stock options	1,537	1,204
Taxes paid related to net share settlement of equity awards	(5)	(1)

UPSTART HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)

	Three Months Ended March 31,
	2023	2024
Net cash provided by (used in) financing activities	20,971	(43,711)
Change in cash and restricted cash	(80,608)	(28,636)
Cash and restricted cash
Cash and restricted cash at beginning of period	532,467	467,787
Cash and restricted cash at end of period	$451,859	$439,151

UPSTART HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	Three Months Ended March 31,
	2023	2024
Revenue from fees, net	$117,141	$138,068
Loss from operations	(131,835)	(67,468)
Operating Margin	(113)%	(49)%
Sales and marketing, net of borrower acquisition costs(1)	$11,726	$10,331
Customer operations, net of borrower verification and servicing costs(2)	10,784	7,301
Engineering and product development	110,071	63,091
General, administrative, and other	52,663	57,613
Interest income, interest expense, and fair value adjustments, net	14,214	10,274
Contribution Profit	$67,623	$81,142
Contribution Margin	58%	59%
(1)Borrower acquisition costs were $19.7 million and $24.8 million for the three months ended March 31, 2023 and 2024, respectively. Borrower acquisition costs consist of our sales and marketing expenses adjusted to exclude costs not directly attributable to attracting a new borrower, such as payroll-related expenses for our business development and marketing teams, as well as other operational, brand awareness and marketing activities. These costs do not include reorganization expenses associated with the January 2023 Plan.
(2)Borrower verification and servicing costs were $29.8 million and $32.1 million for the three months ended March 31, 2023 and 2024, respectively. Borrower verification and servicing costs consist of payroll and other personnel-related expenses for personnel engaged in loan onboarding, verification and servicing, as well as servicing system costs. It excludes payroll and personnel-related expenses and stock-based compensation for certain members of our customer operations team whose work is not directly attributable to onboarding and servicing loans. These costs do not include reorganization expenses associated with the January 2023 Plan.

UPSTART HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	Three Months Ended March 31,
	2023	2024
Total revenue	$102,927	$127,794
Net loss	(129,254)	(64,598)
Net Loss Margin	(126)%	(51)%
Adjusted to exclude the following:
Stock-based compensation and certain payroll tax expenses(1)	$75,026	$37,433
Depreciation and amortization	6,441	5,632
Reorganization expenses	15,536	—
Expense on convertible notes	1,174	1,180
Provision for income taxes	16	14
Adjusted EBITDA	$(31,061)	$(20,339)
Adjusted EBITDA Margin	(30)%	(16)%
(1)Payroll tax expenses include the employer payroll tax-related expense on employee stock transactions, as the amount is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of our business.

UPSTART HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	Three Months Ended March 31,
	2023	2024
Net loss	$(129,254)	$(64,598)
Adjusted to exclude the following:
Stock-based compensation and certain payroll tax expenses(1)	75,026	37,433
Reorganization expenses	15,536	—
Adjusted Net Loss	$(38,692)	$(27,165)
Net loss per share:
Basic	$(1.58)	$(0.74)
Diluted	$(1.58)	$(0.74)
Adjusted Net Loss per Share:
Basic	$(0.47)	$(0.31)
Diluted	$(0.47)	$(0.31)
Weighted-average common shares outstanding:
Basic	81,911,433	87,030,695
Diluted	81,911,433	87,030,695
(1)Payroll tax expenses include the employer payroll tax-related expense on employee stock transactions, as the amount is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of our business.